                                            Exhibit 21 to the Annual Report
                                            on Form 10-K of W.W. Grainger, Inc.
                                            for the year ended December 31, 2000

                               W.W. GRAINGER, INC.

                      Subsidiaries as of February 28, 2001
                      ------------------------------------

Acklands - Grainger Inc. (Canada)

     -  370071 Alberta Ltd. (Alberta)  (50% owned)

     -  655206 Alberta Ltd. (Alberta)  (50% owned)

     -  Wilter Auto & Industrial Supply (Lloyd) Ltd. (Alberta)  (50% owned)

AGI Investment Corporation (Alberta)

Dayton Electric Manufacturing Co. (Illinois)

Grainger Caribe, Inc. (Illinois)

Grainger FSC, Inc. (U.S. Virgin Islands)

Grainger International, Inc. (Illinois)

     -  WWG de Mexico, S.A. de C.V. (Mexico)

          -  Grainger, S.A. de C.V. (Mexico)

          -  WWG Servicios, S.A. de C.V. (Mexico)

     -  Grainger Canada Inc. (Canada)

     -  SC Grainger Co. Ltd. (Japan)  (49% owned)

     -  MRO Korea Co. Ltd. (Korea)  (49% owned)

     -  Grainger Global Holdings, Inc.

Grainger Technology Partners, LLC (Delaware)  (98% owned)

Lab Safety Supply, Inc. (Wisconsin)

     -  The Ben Meadows Co., Inc. (Georgia)

Works.com, Inc. (Delaware)  (40% owned)

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